TWO Reports Second Quarter 2025 Financial Results
Wider Spreads Lead to Attractive Levered Returns

NEW YORK, July 28, 2025 - TWO (Two Harbors Investment Corp., NYSE: TWO), an MSR-focused real estate investment trust (REIT), today announced its financial results for the quarter ended June 30, 2025.

Quarterly Summary
•Reported book value of $12.14 per common share, and declared a second quarter common stock dividend of $0.39 per share, representing a (14.5)% quarterly economic return on book value. For the first six months of 2025, generated a (10.3)% total economic return on book value.(1)
•Incurred a Comprehensive Loss of $(221.8) million, or $(2.13) per weighted average basic common share.
•Recorded a contingency liability and related expense of $199.9 million, or $1.92 per weighted average basic common share, related to the company’s ongoing litigation with PRCM Advisers LLC.(2)
•Excluding the loss contingency accrual recognized during the quarter:
◦Generated a (1.4)% quarterly economic return on book value. For the first six months of 2025, generated a 2.9% total economic return on book value.(1)
◦Incurred a Comprehensive Loss of $(21.9) million, or $(0.21) per weighted average basic common share.
•Issued $115.0 million aggregate principal amount of 9.375% Senior Notes due 2030 through an underwritten offering for net proceeds of $110.8 million.
•Settled $6.6 billion in unpaid principal balance (UPB) of MSR through two bulk purchases, flow-sale acquisitions and recapture.
•As of June 30, 2025, MSR portfolio had a weighted average gross coupon rate of 3.53% and a 60+ day delinquency rate of 0.82%, compared to 0.85% as of March 31, 2025. For the second quarter of 2025, MSR portfolio experienced a 3-month CPR of 5.8%, compared to 5.3% for the second quarter of 2024.
•Funded $48.6 million UPB in first lien loans and brokered $44.0 million UPB in second lien loans.

“The combination of our investment portfolio and operating company allows us to be dynamic and responsive as opportunities emerge across the mortgage finance space,” said Bill Greenberg, TWO’s President and Chief Executive Officer. “Given the strength of our platform and the depth of expertise across our team, we are confident in our ability to navigate through changing market cycles, creating long-term value for our stockholders, customers, and business partners.”

________________
(1)Economic return on book value is defined as the increase (decrease) in common book value from the beginning to the end of the given period, plus dividends declared to common stockholders in the period, divided by common book value as of the beginning of the period.
(2)The contingency liability is reflective of the $139.8 million termination fee that the Company believes would have been payable to PRCM Advisers for termination on the basis of unfair compensation pursuant to Section 13(a)(ii) of the Management Agreement, plus applicable pre-judgment interest on such amount accrued at the statutory rate of 9% through June 30, 2025. Estimated loss contingencies are required to be recorded under ASC 450, Contingencies, when a company determines a contingency liability is both probable and estimable.

“Fixed-income and equity markets proved resilient in the second quarter,” stated Nick Letica, TWO’s Chief Investment Officer. “While we will continue to be mindful of the many sources of volatility that can impact our portfolio, we believe there is also opportunity in this environment. Spreads for Agency RMBS remain historically wide, and offer good relative value to other high quality spread assets. Our core strategy of low coupon MSR paired with Agency RMBS is well positioned to benefit from both stable prepayments and wide Agency RMBS spreads.”

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the second quarter of 2025 and first quarter of 2025:

Operating Performance (unaudited)
(dollars in thousands, except per common share data)
	Three Months Ended June 30, 2025			Three Months Ended March 31, 2025
Earnings attributable to common stockholders	Earnings	Per weighted average basic common share	Annualized return on average common equity	Earnings	Per weighted average basic common share	Annualized return on average common equity
Comprehensive (Loss) Income	$(221,807)	$(2.13)	(64.3)%	$64,931	$0.62	16.8%
GAAP Net Loss	$(272,280)	$(2.62)	(79.0)%	$(92,241)	$(0.89)	(23.8)%
Earnings Available for Distribution(1)	$29,545	$0.28	8.6%	$25,092	$0.24	6.5%

Operating Metrics
Dividend per common share	$0.39			$0.45
Annualized dividend yield(2)	14.5%			13.5%
Book value per common share at period end	$12.14			$14.66
Economic return on book value(3)	(14.5)%			4.4%
Operating expenses, excluding non-cash LTIP amortization and certain operating expenses(4)	$38,090			$40,465
Operating expenses, excluding non-cash LTIP amortization and certain operating expenses, as a percentage of average equity(4)	7.6%			7.5%
_______________
(1)Earnings Available for Distribution, or EAD, is a non-GAAP measure. Please see page 11 for a definition of EAD and a reconciliation of GAAP to non-GAAP financial information.
(2)Dividend yield is calculated based on annualizing the dividends declared in the given period, divided by the closing share price as of the end of the period.
(3)Economic return on book value is defined as the increase (decrease) in common book value from the beginning to the end of the given period, plus dividends declared to common stockholders in the period, divided by the common book value as of the beginning of the period.
(4)Excludes non-cash equity compensation expense of $1.9 million for the second quarter of 2025 and $6.5 million for the first quarter of 2025 and certain operating expenses of $2.8 million for the second quarter of 2025 and $0.1 million for the first quarter of 2025. Certain operating expenses predominantly consists of expenses incurred in connection with the company’s ongoing litigation with PRCM Advisers LLC.

Portfolio Summary
As of June 30, 2025, the company’s portfolio was comprised of $11.4 billion of Agency RMBS, MSR and other investment securities as well as their associated notional debt hedges. Additionally, the company held $3.0 billion bond equivalent value of net long to-be-announced securities (TBAs).

The following tables summarize the company’s investment portfolio as of June 30, 2025 and March 31, 2025:

Investment Portfolio
(dollars in thousands)

Portfolio Composition	As of June 30, 2025		As of March 31, 2025
	(unaudited)		(unaudited)
Agency RMBS	$8,387,068	73.5%	$8,627,708	74.4%
Mortgage servicing rights(1)	3,015,643	26.5%	2,959,773	25.6%
Other	3,449	—%	3,613	—%
Aggregate Portfolio	11,406,160		11,591,094
Net TBA position(2)	3,025,099		3,001,064
Total Portfolio	$14,431,259		$14,592,158
________________
(1)Based on the prior month-end’s principal balance of the loans underlying the company’s MSR, increased for current month purchases.
(2)Represents bond equivalent value of TBA position. Bond equivalent value is defined as notional amount multiplied by market price. Accounted for as derivative instruments in accordance with GAAP.

Portfolio Metrics Specific to Agency RMBS	As of June 30, 2025	As of March 31, 2025
	(unaudited)	(unaudited)
Weighted average cost basis(1)	$101.24	$101.50
Weighted average experienced three-month CPR	8.4%	7.0%
Gross weighted average coupon rate	6.1%	6.1%
Weighted average loan age (months)	27	28
______________
(1)Weighted average cost basis includes Agency principal and interest RMBS only and utilizes carrying value for weighting purposes.

Portfolio Metrics Specific to MSR(1)	As of June 30, 2025	As of March 31, 2025
(dollars in thousands)	(unaudited)	(unaudited)
Unpaid principal balance	$198,822,611	$196,773,345
Gross coupon rate	3.5%	3.5%
Current loan size	$330	$330
Original FICO(2)	760	760
Original LTV	73%	72%
60+ day delinquencies	0.8%	0.8%
Net servicing fee	25.4 basis points	25.3 basis points

	Three Months Ended June 30, 2025	Three Months Ended March 31, 2025
	(unaudited)	(unaudited)
Fair value losses	$(35,902)	$(36,221)
Servicing income	$147,961	$146,870
Servicing costs	$2,322	$3,302
Change in servicing reserves	$64	$(105)
________________
(1)Metrics exclude residential mortgage loans in securitization trusts for which the company is the named servicing administrator. Portfolio metrics, other than UPB, represent averages weighted by UPB.
(2)FICO represents a mortgage industry accepted credit score of a borrower.

Other Investments and Risk Management Metrics	As of June 30, 2025	As of March 31, 2025
(dollars in thousands)	(unaudited)	(unaudited)
Net long TBA notional(1)	$3,040,382	$3,070,552
Futures notional	$(3,398,092)	$(2,930,590)
Interest rate swaps notional	$19,526,559	$14,755,568
________________
(1)Accounted for as derivative instruments in accordance with GAAP.

Financing Summary
The following tables summarize the company’s financing metrics and outstanding repurchase agreements, revolving credit facilities, warehouse lines of credit, senior notes and convertible senior notes as of June 30, 2025 and March 31, 2025:

June 30, 2025	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)
Repurchase agreements collateralized by securities	$7,992,622	4.48%	1.96	18
Repurchase agreements collateralized by MSR	790,000	7.39%	10.54	3
Total repurchase agreements	8,782,622	4.74%	2.73	19
Revolving credit facilities collateralized by MSR and related servicing advance obligations	1,011,871	7.36%	19.96	3
Warehouse lines of credit collateralized by mortgage loans	9,275	6.31%	2.47	1
Unsecured senior notes	110,867	9.38%	61.55	n/a
Unsecured convertible senior notes	260,944	6.25%	6.54	n/a
Total borrowings	$10,175,579

March 31, 2025	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)
Repurchase agreements collateralized by securities	$8,970,830	4.50%	2.23	18
Repurchase agreements collateralized by MSR	770,000	7.38%	13.88	3
Total repurchase agreements	9,740,830	4.73%	3.16	19
Revolving credit facilities collateralized by MSR and related servicing advance obligations	933,171	7.45%	15.91	3
Warehouse lines of credit collateralized by mortgage loans	7,971	6.36%	2.50	1
Unsecured senior notes	—	—%	—	n/a
Unsecured convertible senior notes	260,591	6.25%	9.53	n/a
Total borrowings	$10,942,563

Borrowings by Collateral Type	As of June 30, 2025		As of March 31, 2025
(dollars in thousands)	(unaudited)		(unaudited)
Agency RMBS	$7,992,427		$8,970,635
Mortgage servicing rights and related servicing advance obligations	1,801,871		1,703,171
Other - secured	9,470		8,166
Other - unsecured(1)	371,811		260,591
Total	10,175,579		10,942,563
TBA cost basis	3,009,819		3,001,672
Net payable (receivable) for unsettled RMBS	108,474		(643,896)
Total, including TBAs and net payable (receivable) for unsettled RMBS	$13,293,872		$13,300,339

Debt-to-equity ratio at period-end(2)	5.4	:1.0	5.1	:1.0
Economic debt-to-equity ratio at period-end(3)	7.0	:1.0	6.2	:1.0

Cost of Financing by Collateral Type(4)	Three Months Ended June 30, 2025		Three Months Ended March 31, 2025
	(unaudited)		(unaudited)
Agency RMBS	4.54%		4.62%
Mortgage servicing rights and related servicing advance obligations(5)	7.87%		7.81%
Other - secured	6.68%		6.93%
Other - unsecured(1)(5)	7.44%		6.84%
Annualized cost of financing	5.18%		5.27%
Interest rate swaps(6)	(0.20)%		(0.18)%
U.S. Treasury futures(7)	(0.10)%		(0.04)%
TBAs(8)	2.65%		2.89%
Annualized cost of financing, including swaps, U.S. Treasury futures and TBAs	4.43%		4.49%
____________________
(1)Unsecured borrowings under senior notes and convertible senior notes.
(2)Defined as total borrowings to fund Agency and non-Agency investment securities, MSR and related servicing advances and mortgage loans held-for-sale, divided by total equity.
(3)Defined as total borrowings to fund Agency and non-Agency investment securities, MSR and related servicing advances and mortgage loans held-for-sale, plus the implied debt on net TBA cost basis and net payable (receivable) for unsettled RMBS, divided by total equity.
(4)Excludes any repurchase agreements collateralized by U.S. Treasuries.
(5)Includes amortization of debt issuance costs.
(6)The cost of financing on interest rate swaps held to mitigate interest rate risk associated with the company’s outstanding borrowings includes interest spread income/expense and amortization of upfront payments made or received upon entering into interest rate swap agreements and is calculated using average borrowings balance as the denominator.
(7)The cost of financing on U.S. Treasury futures held to mitigate interest rate risk associated with the company’s outstanding borrowings is calculated using average borrowings balance as the denominator. U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements.
(8)The implied financing benefit/cost of dollar roll income on TBAs is calculated using the average cost basis of TBAs as the denominator. TBA dollar roll income is the non-GAAP economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. TBAs are accounted for as derivative instruments in accordance with GAAP.

Conference Call
TWO will host a conference call on July 29, 2025 at 9:00 a.m. ET to discuss its second quarter 2025 financial results and related information. To participate in the teleconference, please call toll-free (888) 394-8218 approximately 10 minutes prior to the above start time and provide the Conference Code 3889089. The conference call will also be webcast live and accessible online in the News & Events section of the company’s website at www.twoinv.com. For those unable to attend, a replay of the webcast will be available on the company’s website approximately four hours after the live call ends.

About TWO
Two Harbors Investment Corp., or TWO, a Maryland corporation, is a real estate investment trust that invests in mortgage servicing rights, residential mortgage-backed securities, and other financial assets. TWO is headquartered in St. Louis Park, MN.

Forward-Looking Statements
This release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2024, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our decision to terminate our management agreement with PRCM Advisers LLC and the ongoing litigation related to such termination; our ability to manage various operational risks and costs associated with our business, including the risks associated with operating a mortgage loan servicer and originator; interruptions in or impairments to our communications and information technology systems; our ability to acquire MSR and to maintain our MSR portfolio; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. TWO does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in TWO’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning TWO or matters attributable to TWO or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as earnings available for distribution and related per basic common share measures. The non-GAAP financial measures presented by the company provide supplemental information to assist investors in analyzing the company’s results of operations and help facilitate comparisons to industry peers. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 11 of this release.

Additional Information
Stockholders of TWO and other interested persons may find additional information regarding the company at www.twoinv.com, at the Securities and Exchange Commission’s internet site at www.sec.gov or by directing requests to: TWO, Attn: Investor Relations, 1601 Utica Avenue South, Suite 900, St. Louis Park, MN, 55416, (612) 453-4100.

Contact
Margaret Karr, Head of Investor Relations, TWO, (612)-453-4080, Margaret.Karr@twoinv.com

# # #

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)
	June 30, 2025	December 31, 2024
	(unaudited)
ASSETS
Available-for-sale securities, at fair value (amortized cost $8,436,743 and $7,697,027, respectively; allowance for credit losses $2,235 and $2,866, respectively)	$8,320,757	$7,371,711
Mortgage servicing rights, at fair value	3,015,643	2,994,271
Mortgage loans held-for-sale	9,888	2,334
Cash and cash equivalents	657,816	504,613
Restricted cash	140,481	313,028
Accrued interest receivable	36,768	33,331
Due from counterparties	285,570	386,464
Derivative assets, at fair value	88,651	10,114
Reverse repurchase agreements	228,587	355,975
Other assets	174,977	232,478
Total Assets	$12,959,138	$12,204,319
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$8,782,622	$7,805,057
Revolving credit facilities	1,011,871	1,020,171
Warehouse lines of credit	9,275	2,032
Senior notes	110,867	—
Convertible senior notes	260,944	260,229
Derivative liabilities, at fair value	2,701	24,897
Due to counterparties	388,508	648,643
Dividends payable	54,195	58,725
Accrued interest payable	80,167	85,994
Loss contingency accrual	199,935	—
Other liabilities	172,027	176,062
Total Liabilities	11,273,047	10,081,810
Stockholders’ Equity:
Preferred stock, par value $0.01 per share; 100,000,000 shares authorized and 24,870,817 shares issued and outstanding ($621,770 liquidation preference)	601,467	601,467
Common stock, par value $0.01 per share; 175,000,000 shares authorized and 104,132,453 and 103,680,321 shares issued and outstanding, respectively	1,041	1,037
Additional paid-in capital	5,945,210	5,936,609
Accumulated other comprehensive loss	(112,879)	(320,524)
Cumulative earnings	1,310,689	1,648,785
Cumulative distributions to stockholders	(5,859,502)	(5,744,865)
Total Stockholders’ Equity	1,886,026	2,122,509
Total Liabilities and Stockholders’ Equity	$13,159,073	$12,204,319

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
	(unaudited)		(unaudited)
Net interest expense:
Interest income	$117,082	$115,953	$228,464	$233,736
Interest expense	135,205	154,207	266,919	314,207
Net interest expense	(18,123)	(38,254)	(38,455)	(80,471)
Net servicing income:
Servicing income	158,354	176,015	315,213	342,348
Servicing costs	2,386	4,475	5,583	11,594
Net servicing income	155,968	171,540	309,630	330,754
Other (loss) income:
Loss on investment securities	(32,830)	(22,437)	(65,559)	(33,412)
Loss on servicing asset	(35,902)	(22,857)	(72,123)	(11,845)
(Loss) gain on interest rate swap and swaption agreements	(52,950)	22,012	(151,738)	120,522
(Loss) gain on other derivative instruments	(31,257)	(750)	(29,809)	46,849
Gain (loss) on mortgage loans held-for-sale	883	—	1,552	(3)
Other income	1,038	226	1,799	226
Total other (loss) income	(151,018)	(23,806)	(315,878)	122,337
Expenses:
Compensation and benefits	21,469	21,244	48,058	47,773
Other operating expenses	21,307	17,699	41,812	38,751
Loss contingency accrual	199,935	—	199,935	—
Total expenses	242,711	38,943	289,805	86,524
(Loss) income before income taxes	(255,884)	70,537	(334,508)	286,096
Provision for income taxes	1,661	14,201	2,092	26,172
Net (loss) income	(257,545)	56,336	(336,600)	259,924
Dividends on preferred stock	(13,239)	(11,784)	(26,425)	(23,568)
Gain on repurchase and retirement of preferred stock	—	—	—	644
Net (loss) income attributable to common stockholders	$(270,784)	$44,552	$(363,025)	$237,000
Basic (loss) earnings per weighted average common share	$(2.62)	$0.43	$(3.51)	$2.27
Diluted (loss) earnings per weighted average common share	$(2.62)	$0.43	$(3.51)	$2.16
Comprehensive (loss) income:
Net (loss) income	$(259,041)	$56,336	$(338,096)	$259,924
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale securities	50,473	(44,073)	207,645	(147,151)
Other comprehensive income (loss)	50,473	(44,073)	207,645	(147,151)
Comprehensive (loss) income	(208,568)	12,263	(130,451)	112,773
Dividends on preferred stock	(13,239)	(11,784)	(26,425)	(23,568)
Gain on repurchase and retirement of preferred stock	—	—	—	644
Comprehensive (loss) income attributable to common stockholders	$(221,807)	$479	$(156,876)	$89,849

TWO HARBORS INVESTMENT CORP.
INTEREST INCOME AND INTEREST EXPENSE
(dollars in thousands, except share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
	(unaudited)		(unaudited)
Interest income:
Available-for-sale securities	$108,842	$99,211	$209,260	$199,816
Mortgage loans held-for-sale	145	3	198	4
Other	8,095	16,739	19,006	33,916
Total interest income	117,082	115,953	228,464	233,736
Interest expense:
Repurchase agreements	110,288	113,714	217,366	232,430
Revolving credit facilities	20,343	29,906	40,469	60,153
Warehouse lines of credit	129	—	184	—
Term notes payable	—	6,008	—	12,426
Senior notes	1,496	—	1,496	—
Convertible senior notes	4,445	4,579	8,900	9,198
Total interest expense	136,701	154,207	268,415	314,207
Net interest expense	$(19,619)	$(38,254)	$(39,951)	$(80,471)

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	June 30, 2025	March 31, 2025
	(unaudited)	(unaudited)
Reconciliation of comprehensive (loss) income to Earnings Available for Distribution:
Comprehensive (loss) income attributable to common stockholders	$(221,807)	$64,931
Adjustment for other comprehensive income attributable to common stockholders:
Unrealized gain on available-for-sale securities	(50,473)	(157,172)
Net loss attributable to common stockholders	$(272,280)	$(92,241)
Adjustments to exclude reported realized and unrealized (gains) losses:
Realized loss on securities	32,599	33,661
Unrealized loss (gain) on securities	347	(1,026)
(Reversal of) provision for credit losses	(116)	94
Realized and unrealized loss on mortgage servicing rights	35,902	36,221
Realized loss (gain) on termination or expiration of interest rate swaps and swaptions	30,298	(26,587)
Unrealized loss on interest rate swaps and swaptions	29,034	131,350
Realized and unrealized loss (gain) on other derivative instruments	32,606	(1,329)
Other adjustments:
MSR amortization(1)	(73,983)	(70,303)
TBA dollar roll income (losses)(2)	6,181	8,178
U.S. Treasury futures income(3)	3,358	1,272
Change in servicing reserves	64	(105)
Non-cash equity compensation expense	1,932	6,523
Certain operating expenses(4)	2,754	106
Loss contingency accrual	199,935	—
Net provision for (benefit from) income taxes on non-EAD	914	(722)
Earnings available for distribution to common stockholders(5)	$29,545	$25,092
Weighted average basic common shares	104,084,326	103,976,437
Earnings available for distribution to common stockholders per weighted average basic common share	$0.28	$0.24
_____________
(1)MSR amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio, which is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.
(2)TBA dollar roll income is the economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements.
(3)U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements.
(4)Certain operating expenses predominantly consists of expenses incurred in connection with the company’s ongoing litigation with PRCM Advisers LLC.
(5)EAD is a non-GAAP measure that we define as comprehensive (loss) income attributable to common stockholders, excluding realized and unrealized gains and losses on the aggregate investment portfolio, gains and losses on repurchases of preferred stock, provision for (reversal of) credit losses, reserve expense for representation and warranty obligations on MSR, non-cash compensation expense related to restricted common stock, certain operating expenses and loss contingency accrual. As defined, EAD includes net interest income, accrual and settlement of interest on derivatives, dollar roll income on TBAs, U.S. Treasury futures income, servicing income, net of estimated amortization on MSR and certain cash related operating expenses. EAD provides supplemental information to assist investors in analyzing the company’s results of operations and helps facilitate comparisons to industry peers. EAD is one of several measures our board of directors considers to determine the amount of dividends to declare on our common stock and should not be considered an indication of our taxable income or as a proxy for the amount of dividends we may declare.

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Second Quarter 2025 Financial Highlights

Book Value per Share **$12.14**	Comprehensive Loss per Share **$(2.13)**	Economic Return on Book Value[(1)] **(14.5)%**
	Loss Contingency Accrual per share[(2)] **$(1.92)**	Economic Return on Book Value, Excluding Loss Contingency Accrual[(1)(2)] **(1.4)%**
Common Stock Dividend **$0.39**	Investment Portfolio[(3)] **$14.4b**	Quarter-End Economic Debt-to-Equity[(4)] **7.0x**

1. Economic return on book value is defined as the increase (decrease) in common book value from the beginning to the end of the given period, plus dividends declared to common stockholders in the period, divided by common book value as of the beginning of the period.
2. During the quarter ended June 30, 2025, the company recognized a loss contingency accrual of $199.9 million related to the company's ongoing litigation with PRCM Advisers LLC. The contingency liability is reflective of the $139.8 million termination fee that the Company believes would have been payable to PRCM Advisers for termination on the basis of unfair compensation pursuant to Section 13(a)(ii) of the Management Agreement, plus applicable pre-judgment interest on such termination fee accrued through June 30, 2025.
3. Includes $11.4 billion in settled positions and $3.0 billion net TBA position, which represents the bond equivalent value of the company's TBA position. Bond equivalent value is defined as notional amount multiplied by market price. TBA contracts accounted for as derivative instruments in accordance with GAAP. For additional detail on the portfolio, see TWO's Second Quarter 2025 Earnings Call Presentation, slides 12 and 14, and Appendix slides 24 and 25.
4. Economic debt-to-equity is defined as total borrowings to fund Agency and non-Agency investment securities, MSR and related servicing advances and mortgage loans held-for-sale, plus the implied debt on net TBA cost basis and net payable (receivable) for unsettled RMBS, divided by total equity.